Exhibit 10.6
Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT
     THIS AMENDED AND RESTATED LICENSE (the “Agreement”) is made and entered into as of April 1, 2006 (the “Amendment Date”), by and between Regents of the University of Minnesota, a constitutional, educational corporation under the laws of the state of Minnesota (the “University”) and Maxygen, Inc., a corporation organized under the laws of Delaware (the “Company”).
Purpose
     A. The University owns the right to license to others certain rights to the Licensed Patent Rights, as that term is defined and used in this Agreement. The Company desires the University grant it a license to use, develop and commercialize the Licensed Patent Rights. The University is willing to grant such a license on the terms set forth below.
     B. The University and the Company entered into a License Agreement with regard to the Licensed Patent Rights (then in effect) effective August 1, 2003, and as of the Amendment Date have agreed to certain amendments and modifications to the License Agreement, and accordingly have agreed to enter this Amended and Restated License Agreement.
     NOW, THEREFORE, the parties agree that:
ARTICLE 1 — DEFINITIONS
     1.1 Definitions. For purposes of interpreting this License, the following terms shall have the meanings ascribed to them below in this Section 1.1:
          “Affiliate” means any corporation or other business entity which during the term of this Agreement controls, is controlled by, or is under common control with the Company, but only for so long as such entity controls, is controlled by, or is under common control with the Company. For this purpose, control shall mean the possession of the power to direct or cause the direction of the management and the policies of an entity whether through ownership directly or indirectly of fifty percent (50%) or more of the stock entitled to vote, and for non-stock organizations, the right to receive fifty percent (50%) or more of the profits by contract or otherwise, or in countries where control of fifty percent (50%) or more of such rights is not permitted in the country where such entity exists, the maximum permitted in such country.
          “BLA” means a Biologics License Application, as defined in the United States Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification.
          “Co-Exclusive” means that the University may grant [****], with regard to the applicable Licensed Patent Rights.
          “Company” means Maxygen, Inc. and its Affiliates.

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          “Field of Use” means the field of use specified in Section 2(a) of the attached Schedule A.
          “Financial Milestone Payment” means the payments by the Company to the University specified in Section 5(c) of the attached Schedule A.
          “IND” means an Investigational New Drug application, as defined in the United States Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification.
          “Licensed Patent Rights” shall mean the Patents and Patent Applications.
          “Net Sales” means the gross amount received by the Company and its Sublicensees for sales, leases and other dispositions of Products made during the term of this License and the Post-termination Period less (i) all trade, quantity, and cash discounts actually allowed, (ii) all credits and allowances actually granted due to rejections, returns, billing errors, and retroactive price reductions, (iii) import and/or export duties and tariffs, actually paid, and (iv) excise, sale and use taxes, value added, and other consumption taxes and similar taxes and other compulsory payments to governmental authorities, (v) the cost of shipping packages and packing, if billed separately, (vi) insurance costs and outbound transportation charges prepaid or allowed, (vii) amounts paid to third parties for delivery devices sold with Products for delivery of Products, and (viii) amounts allowed or credited due to returns or uncollectable amounts.
          “Patent” means the patents described in Section 1 of the attached Schedule A along with any valid and subsisting patent issued during the term of this License by the United States Patent Trademark Office or any like foreign body with respect to any Patent Application. The term “Patent” includes reissues, reexaminations or extensions of a Patent.
          “Patent Application(s)” means the patent application(s) described in Section 1(b) and/or Section 1(c) of the attached Schedule A. The term “Patent Application” also means any continuations, continuations-in-part, divisions, patents of addition, and substitutions of a Patent Application, including any foreign counterparts thereof.
          “Post-termination Period” means the [****] day period commencing on the date of termination or expiration of this License as described below in Section 8.3.
          “Product” means any product or good made by, made for, or sold, transferred or otherwise disposed of by the Company (or its permitted assignees or sublicensees) that is within the scope of a Valid Claim or is made by a process that is within the scope of a Valid Claim. The term “Product” refers only to products and goods manufactured, made, sold, transferred or otherwise disposed of during the period while the pertinent Valid Claim was subsisting in the applicable country.
          “Rate” means the applicable percentage rate on Net Sales specified below in attached Schedule A.

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          “Territory” means the geographical area specified in Section 6 of the attached Schedule A.
          “Up-front Payment” means the payment by the Company to the University specified in Section 5(a) of the attached Schedule A.
          “Valid Claim” means a claim of (i) a pending Patent Application, or (ii) an issued and unexpired Patent which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise. Notwithstanding the foregoing, if a claim of a pending Patent Application has not issued as a claim of an issued Patent within [****] years after the date from which such claim takes priority, such pending claim shall not be a Valid Claim for purposes of this Agreement unless and until the patent is issued including such claim.
ARTICLE 2 — TERM
     2.1 Term. The term of this License shall commence on the Effective Date first above written and, unless terminated earlier as provided below in Article 8, this License shall expire on a country-by-country and Product-by-Product basis, upon the later of:
          (i) if a relevant Patent has been or, during the term of this License, is issued by any country, the date on which the Patent ceases to be valid and subsisting in that or any other country (or in the event more than one Patent has been licensed hereunder, the date on which none of the relevant Patents are valid and subsisting in the applicable country); or
          (ii) if one or more Patent Applications have been filed prior to or during the term of this License, the date on which no Valid Claims are pending in the applicable country.
ARTICLE 3 — GRANT OF LICENSE
     3.1 Grant of License.
          3.1.1 The Company’s Rights.
               (a) Subject to the terms and conditions of this License, the University hereby grants to the Company, and the Company hereby accepts, the following licenses:
                    (i) an exclusive license under the Licensed Patent Rights subject to [****] of Schedule A, to manufacture, have manufactured, import, have imported, use, sell, offer for sale, lease or otherwise dispose of Products in the Territory in the Field of Use as described in Section 2(A) of Schedule A; and
                    (ii) a Co-Exclusive license under the Licensed Patent Rights subject to [****] of Schedule A, to manufacture, have manufactured, import, have imported, use,

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sell, offer for sale, lease or otherwise dispose of Products in the Territory in the Field of Use as described in Section 2(B) of Schedule A.
Nothing herein shall be construed to grant the Company any rights other than the rights expressly granted it in these Licenses to the Patent(s) or Patent Application(s) or to any other University-owned technology, patent applications or patents.
               (b) Except as provided in this paragraph, the Company shall not, and shall not attempt to, assign any of its rights under this License. The Company, without the prior approval of the University, may assign this License to (i) an Affiliate of the Company; or (ii) an entity that acquires all or substantially all of the business or assets of the Company to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, operation of law, or otherwise. The Company may also assign this Agreement with the written consent of the University. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Any assignment made in violation of this paragraph shall be void and shall grant the University the right to terminate this Agreement as provided below in Section 8.1.
               (c) The Company may sublicense the rights granted it in Section 3.1.1 as provided in Section 3 of Schedule A.
          3.1.3 The University’s Rights.
               (a) The University retains an irrevocable, nonexclusive and nontransferable right to use the Licensed Patent Rights and the inventions claimed in each Patent Application and Patent for its own educational, non-commercial research, and non-commercial medical purposes.
               (b) The University may publish or otherwise disclose (in writing or orally) descriptions of the inventions described in the Licensed Patent Rights. The parties acknowledge the Company’s interest in preserving the patentability of the inventions described in the Licensed Patent Rights. No less than [****] days prior to the submission of an abstract, paper or article for publication or prior to the date of the intended disclosure that recounts material information relating to the aspects of the inventions described in the Licensed Patent Rights that have not been protected under applicable patent and other intellectual property laws, the University shall notify the Company of the planned publication or disclosure and shall provide the Company a copy of any such abstract, paper or article or a written description of the purposed oral presentation. Within such thirty-day period, the Company may deliver to the University written objections to such disclosures. The University shall, if the Company requests, prohibit the publication or disclosure of any description if (i) the publication or disclosure would violate the terms of any nondisclosure agreement between the Company and the University, including without limitation, Section 12.4 below, or (ii) the publication or disclosure would prevent or hinder the patentability of the inventions claimed in the Licensed Patent Rights.

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          3.1.4 [****].
               (a) If the Company wishes to expand the scope of the Field of Use of the Licensed Patent Rights to include [****] (the “Subfield”), the Company shall notify University in writing, and in such event the Company shall have the option to include the Subfield in the Field of Use, with notice to the University. In any such event, the Company shall pay to the University for the inclusion of the Subfield in the Field of Use an additional [****] payment equal to that set forth in Section 5[****] of Appendix A and royalty and milestone payments for Products for use in the Subfield as set forth in Sections 5(b) and (c) of Appendix A.
               (b) If a third party wishes to license any of the Licensed Patent Rights for use in the Subfield, then University shall notify Maxygen, and Maxygen shall have a first right to obtain from University a license to expand the Field of Use to include the Subfield. If Maxygen notifies University within [****] days of University’s notice that Company wishes to expand its license to include the Subfield and pays to the University the [****] payment described in Section 3.1.4(a) above, then the Subfield shall be included in the Field of Use and subject to the Company’s exclusive license hereunder.
          3.1.5 Covenant Not to Sue. To ensure that the Company has freedom to practice the rights granted to it in this Agreement, the University agrees that University and its assignees and/or licensees shall not enforce, or facilitate the enforcement of, against the Company and/or its Affiliates, Sublicensees, distributors and/or end users of any Product (each, an “Authorized Entity”), any issued patent owned by University or that University has the right to enforce, that any Authorized Entity may infringe in connection with the development, manufacture, use, importation, offer for sale or sale of any Product in the Field of Use, on the condition that [****].
ARTICLE 4 — COMMERCIALIZATION
     4.1 Commercialization and Performance Milestones. The Company shall use its [****] efforts, consistent with sound and reasonable business practices and judgment, to commercialize a Product [****] and to meet market demand therefor. Efforts by the Company’s sublicensees shall be deemed to be efforts by the Company for the purpose of this Section 4.1.
     4.2 U.S. Manufacture of Products. To the extent required by 35 U.S.C. §204, the Company hereby agrees that it shall, and it shall require and cause any assignees or sublicensees to, substantially manufacture all Products in the United States of America if (A) the Products are to be sold in the United States of America and (B) the Products embody or are produced through use of an invention which is subject to the rights of the federal government of the United States of America, as described above in subsection 3.1.2.
     4.3 Commercialization Reports. Throughout the term of this License and during the Post-termination Period, the Company shall deliver to the University, in addition to any Reports described below in Section 5.3, [****] written reports summarizing the Company’s efforts and plans to commercialize and sell Products.

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     4.4 Use of the University’s Name and Trademarks or the Names of University Faculty, Staff or Students. No provision of this License grants the Company any right or license to use the name or trademarks of the University nor the names or identities of any member of the faculty, staff or student body of the University. The Company shall not use any such trademarks, names or identities without the University’s and, as the case may be, the member of the faculty, staff or student body’s prior written approval.
ARTICLE 5 — PAYMENTS, REIMBURSEMENTS, REPORTS AND RECORDS
     5.1 Payments.
          5.1.1 Up-front Payment. Within five (5) business days of the Effective Date of this License, the Company shall deliver to the University, as a one-time Up-front Payment, its check in the amount, if any, specified in attached Schedule A.
          5.1.2 Financial Milestones. Within [****] business days of the attainment of a milestone described in Section 5(c) of the attached Schedule A, the Company shall deliver to the University its check in the amount, if any, specified in such section of Schedule A.
          5.1.3 Running Royalties. Within [****] days after the last day of a calendar quarter during the term of this License and during the Post-termination Period, the Company shall deliver to the University its check in the applicable amount for royalties on Net Sales of Products, as specified in Section 5(b) of Schedule A.
          5.1.4 Annual License Payments. Commencing on the first Anniversary of the Effective Date of this License, the Company shall deliver to the University, as an Annual License Payment, its check in the amount specified in Section 5(d) of Schedule A.
          5.1.5 Currency and Checks. All computations and payments made under this License shall be in United States dollars. For purposes of determining the dollar value of transactions conducted in non-United States dollar currencies, the exchange rate for the currency into dollars shall be the rate set by Citibank, N. A. (or its successor), in New York, New York on the last business day of the month in which the transaction was entered into.
          5.1.6 Payment Means and Address. All checks to the University shall be made payable to the “Regents of the University of Minnesota” and shall be mailed to the address specified in Section 12.10 of this License.
     5.2 Reimbursement of Patent Prosecution Expenses. Within sixty (60) days of its receipt of the University’s invoice for reimbursable expenses as specified in Sections 6.1 and 6.2 hereof, the Company shall deliver to the University its check in the amount of such invoice. Each such invoice shall specify the date on which the expense was incurred, the purpose of the expense (including, as applicable, a detailed summary of patent attorney services giving rise to the expense), and the Patent or Patent Application to which the expense relates.

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     5.3 The Company’s Reports. Commencing with the first commercial sale of a Product, within [****] days after the last day of a calendar quarter during the term of this License and the Post-termination Period, the Company shall deliver to the University a written Report (a copy of the form of which is attached as Exhibit B) recounting the number and Net Sales amount (expressed in U. S. dollars) of all sales, leases or other dispositions of Products by the Company and its sublicensees during such calendar quarter.
     5.4 Records Retention and Audit Rights.
          5.4.1 The Company, at its expense, shall keep and maintain complete and accurate records of all sales, leases, and other dispositions of Products which enable the calculation of royalties payable hereunder to be verified. The Company shall retain the books and records for each quarterly period for [****] years after the submission of the corresponding report under Section 5.3 hereof.
          5.4.2 The University, at its expense, except as set forth below in this subsection, shall have the right to select an independent certified public accountant, reasonably acceptable to the Company, to inspect and audit the Company’s records referred to in subsection 5.4.1 hereof no more than once per calendar year, at the Company’s address as set forth in Section 12.10 hereof or such other location as the parties shall mutually agree during the Company’s normal business hours, for the sole purpose of verifying the accuracy of the Company’s payments and compliance with this Agreement. Such independent accountants may have access to the relevant books and records of the Company to conduct a review or audit. The accounting firm shall enter into a confidentiality agreement with the Company and shall report to Licensor only whether there has been a royalty underpayment and, if so, the amount thereof. The Company shall reimburse the University for all its out-of-pocket expenses to inspect and audit such records if the results of such inspection and audit determines that the Company has underpaid amounts owed to the University by at least [****] in a year.
     5.5 Interest. Interest computed at [****] per annum shall accrue on all unpaid fees and reimbursements owed to the University under this License, commencing on the date payment for such fee or reimbursement was due and owing.
ARTICLE 6 – PATENT APPLICATIONS AND PATENTS
     6.1 Pre-License Patent Filings and Cost Reimbursement. The parties acknowledge that as of the date of this License, each Patent has been issued to the University and the University has filed each Patent Application listed with a serial number in attached Schedule A. Pursuant to Section 5.2, the Company shall reimburse the University the amount specified in Section 4(a) of the attached Schedule A.
     6.2 Patent Application Filings during the Term of this License.
          6.2.1 The University, in consultation with the Company, shall determine in which other countries the University will file, or cause to be filed, additional Patent Applications. In the event the University and the Company mutually agree that the University should file a Patent Application in a particular country, the University shall retain counsel of its choice,

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reasonably acceptable to the Company, to file and prosecute such Patent Application; the University shall take all commercially reasonable steps to cause a Patent Application to be timely filed and a Patent to be issued in that country; the University shall inform the Company promptly of the status of the prosecution of each Patent Application, including delivering to the Company copies of all notices, written and oral communications with governmental officials, and documents, and shall consult with the Company on the prosecution of the patent application as described in Section 6.3; and the Company shall reimburse the University for the percentage set forth in Section 4(b) of attached Schedule A of the University’s out-of-pocket costs, including application and attorneys’ fees, to prosecute such Patent Application(s) and if, any Patent(s) are issued during the term of this License, to maintain it.
          6.2.2 In the event the University and the Company do not reach an agreement as to whether a Patent Application should be filed in a particular country, the University may, but shall have no duty or obligation hereunder to, file and prosecute such patent application at the University’s own expense. No provision of this License limits, conditions or otherwise affects the University’s right to prosecute a Patent Application in any country. Subject to Section 6.4 below, the University retains the sole and exclusive right to file or otherwise prosecute the Patent Applications.
          6.2.3 In the event that the Company notifies the University in writing that the Company does not wish to support the filing, prosecution and/or maintenance of any Patent Application or Patent within the Licensed Patent Rights in one or more countries, the Company shall not be obligated to pay any further expenses for such activities undertaken by the University with respect to such patent application or patent. With respect to countries in which the Company notifies the University that the Company does not wish to pay for filing, prosecution or maintenance of Patents and Patent Applications within the Licensed Patent, the Company shall thereby relinquish its rights under such Patent or Patent Application in that country, and the University shall have the sole right to decide on applying for patent protection and maintaining any Patents, at the University’s expense, in such countries.
          6.2.4 It is understood and agreed that the Company wishes to file divisionals of certain Patent Applications to ensure patent coverage of the Field of Use, and the University agrees to file and prosecute such divisional Patent Applications, subject to the terms of this License Agreement.
     6.3 University’s Responsibilities. The University shall consult with the Company regarding the conduct of all such activities, by providing the Company a reasonable opportunity to review and comment on all proposed submissions to any patent office before submission. For the purpose of this Agreement, “reasonable opportunity” shall mean that the Company shall receive from the University or its patent counsel true copies of all documents relating to filing, registration, prosecution, and maintenance of patent applications and patents within the Licensed Patent Rights as soon as reasonably practical after the University has received such documents and materials and at least [****] days before any date imposed upon the University for action or response with respect to such patent applications or patents. The University agrees to consider the Company’s comments concerning such documents and materials, and shall use its best efforts to incorporate into the final version of such documents and materials any modification(s) and/or claim(s) requested by the Company.

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     6.4 University’s Failure to Prosecute. In the event the University declines to file or having filed fails to further prosecute or maintain any Patent Applications or Patents, or conduct any interferences, re-examinations, reissues, oppositions, within a reasonable time therefor, then the Company shall have the right, upon thirty (30) days prior notice to the University, to prepare, file, prosecute and maintain such Patent Applications and Patents in such countries as it deems appropriate, and conduct any interferences, re-examinations, reissues or oppositions, at its sole expense, using patent counsel of its choice.
     6.5 Maintenance of Patents. The University shall take all commercially reasonable steps to cause the Patents to remain or be valid and subsisting.
     6.6 Ownership of the Patents and Patent Applications. No provision of this License grants the Company any rights, titles or interests (except for the grant of license in subsection 3.1.1 hereof) in the Patents or Patent Applications, notwithstanding the Company’s payment of all or any portion of the patent prosecution costs.
     6.7 Patent Term Extensions.
          6.7.1 With respect to any Patent in [****] of Schedule A, at the Company’s request, the University will designate the Company or its designee as its agent for obtaining an extension of such patent or governmental equivalent which extends the exclusivity of any of the Patent subject matter where available in any country in the world or if not feasible, at the Company’s option, permit the Company to file in the University’s name or diligently obtain such extension for the Company or its sublicensee(s), at the Company’s expense. Furthermore, the University shall provide reasonable assistance to facilitate the Company’s or its sublicensees’ efforts to obtain any such extension.
          6.7.2 With respect to any Patent in [****] of Schedule A, University and Company agree to discuss the Company’s request for obtaining an extension of such Patent or governmental equivalent which extends the exclusivity of any of the Patent Subject Matter where available in any country. University will use reasonable efforts to accommodate Company’s request, [****].
ARTICLE 7 — INFRINGEMENT
     7.1 Third Party Infringement of the Patent.
          7.1.1 Notice.
               (a) Third Party Infringement. In the event a party hereto learns of substantial, credible evidence that a third party is making, using or selling a product in the Field of Use and in the Territory that infringes one or more of the Patents, such party shall deliver written notice of the possible infringement to the other party and thereafter promptly meet to discuss the evidence suggesting infringement of the Patent.
               (b) Declaratory Judgments, etc. If either party hereto becomes aware that any of the Patents become subject to a declaratory judgment action, re-examination,

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opposition or similar proceeding, such party shall promptly notify the other party hereto describing the facts relating thereto in reasonable detail.
          7.1.2 Infringement.
               (a) The Company, as exclusive licensee of the Patents in the Field of Use, has the first right, but not the obligation, to take action in its own name to secure the cessation of any infringement in the Field of Use, and/or to bring suit against such alleged infringement of the Patents, as well as other rights granted to Company under Section 3.1, by promptly giving written notice to the University. All recoveries in such suits shall belong solely to the Company, and only the portion of a recovery representing the Company’s lost Net Sales, minus the Company’s documented out-of-pocket legal expenses for the suit (if such expenses were not separately reimbursed in the recovery), shall be subject to the applicable royalty under Section 5.1.3. The University agrees it will reasonably cooperate with the Company and, if made necessary under law, join as a party in such suits. Even if not required by law, the University may join and be represented by separate counsel in such suits at its own expense. If the University is joined as a party in such a suit, then the entire recovery by the Company, after the Company and University are proportionately reimbursed from such recovery for their documented out-of-pocket legal expenses for the suit (including, without limitation, attorneys and expert fees), shall be considered Net Sales of Product and subject to the applicable royalty under Section 5.1.3.
               (b) If the Company elects not to exercise its right to prosecute or take other appropriate action against an alleged infringer, it shall promptly notify the University in writing, and the University shall then have the right, or may assign the right to prosecute or take other appropriate action against an alleged infringer to a third party, at no cost to Company, to bring suit or take other appropriate action against the alleged infringer, in which case any recovery shall belong to the University or its assignee. University may provide notice to other parties who have taken licenses under the Patents that the Company and/or the University intend to assert the Patents against potential third party infringers as set out in subsection (a) above. Any such notice to such other parties shall be subject to a written confidentiality agreement that requires such other parties not to disclose such notice or the content thereof to any other party.
               (c) No settlement, consent judgment or other voluntary final disposition of a suit being prosecuted by a party or a third party assignee of University under this Section 7.1.2 may be entered into without the consent of the other party to this Agreement if such settlement, consent judgment or other voluntary final disposition would alter, derogate or diminish such other party’s rights under the Agreement or otherwise materially adversely affect such other party to this Agreement, which consent shall not be unreasonably withheld or delayed.
               (d) University shall promptly provide notice to third parties who take or have taken licenses under the Patents, and have their written agreement, that the Company, at its sole discretion shall have the first right to assert the Patents in the Field of Use and other rights granted to Company under Section 3.1 against potential third party infringers as set out in subparagraph (b) above and that no settlement, consent judgment or other voluntary final disposition of any suit being prosecuted by a third party relating to the practice of the Patents in the Field of Use may be entered into without the consent of Company if such settlement, consent judgment or other voluntary final disposition could alter, derogate or diminish Company’s rights under the Agreement or otherwise materially adversely affect Company, which consent shall not be reasonably withheld or delayed.
               (e) University shall require any third parties who take or have taken licenses under the Patents to provide advance written notice to University of any intent by such third party to bring suit or other action concerning the practice of the Patents outside the Field of Use. University shall promptly provide written notice to Company upon receipt of any such written notice from such third parties. Company shall have the right to join such suit or other action and be represented by separate counsel at Company’s own expense. University shall promptly provide notice to such third parties and have their written agreement of such third parties that the Company has the rights set forth in this Section 7.1.2.
               (f) In any suit, action or other proceeding in connection with enforcement and/or defense of any of the Patents in the Field of Use, the University shall cooperate fully with the Company, including without limitation by executing such documents as the Company may reasonably make available to the University, at reasonable times, all relevant records, papers, information, samples and other similar materials in the University’s possession relating to the applicable Patent, at no additional charge other than reimbursement for out-of-pocket expenses incurred by the University at the request of the Company.
     7.2 The Company’s Alleged Infringement. In the event a third party commences an action alleging that the Company’s manufacture, sell, lease or other disposition of Products infringes the patent rights of a third party, such party promptly thereafter shall deliver written notice of the possible infringement to the other party, describing in detail the action. The Company shall defend and hold harmless the University from liabilities arising out of such an action brought by such third party.
ARTICLE 8 — TERMINATION
     8.1 By the University.
          8.1.1 The following events shall constitute an Event of Default by the Company:
               (i) if royalties or reimbursements due the University are unpaid;
               (ii) if the Company materially breaches any material term of this License;
               (iii) if the Company fails to pay the milestone payments set forth in attached Schedule A for milestones achieved; or
               (iv) if the Company transfers its rights hereunder in violation of subsection 3.1.1(b) hereof.

          8.1.2 Upon the occurrence on an Event of Default by the Company, the University may deliver to the Company a written Notice of Default. The University may terminate this License and the Company’s license to use the Licensed Patent Rights by delivering to the Company a written Notice of Termination if the default has not cured in full within [****] days of the delivery to the Company of the Notice of Default; provided, however, if either party receives notification from the other of a material breach and if the party alleged to be in breach notifies the nonbreaching party in writing within [****] days of receipt of default notice that it disputes the asserted default, the parties shall discuss in good faith and attempt to resolve such dispute. If the parties are unable to resolve such dispute within [****] days after notice of the dispute is received by the nonbreaching party, the matter will be submitted to arbitration and no termination shall become effective prior to the completion of such arbitration, and unless approved by the arbitrators.
     8.2 By the Company. The Company may terminate this License in its entirety or with respect to any Licensed Patent Rights and/or any country, at any time, by delivering to the University a written notice of termination at least [****] days prior to the effective date of termination.
     8.3 Post-termination Period.
          8.3.1 Even after the termination under Section 8.2 hereof or the expiration of this License, the Company and its Sublicensees may sell, lease, or otherwise dispose of Products in the Territory, provided the Products were manufactured prior to the effective date of termination or the expiration of this License.
          8.3.2 In the event of any termination of this License under Section 8.1 hereof, the Company shall not have a license under the Licensed Patent Rights to manufacture, have manufactured, use, sell, lease or otherwise dispose of Products if the arbitrator determines that this is the appropriate remedy for a breach of this Agreement by the Company.
     8.4 Survival of Sublicensees. In the event of any termination of this Agreement, any sublicenses granted by the Company shall remain in force and effect and shall be assigned by the Company to the University, provided, that such sublicensee is currently in good standing with regard to its obligations under the sublicense or has cured any default or breach within the period provided in such sublicense, and further provided, that the financial obligations of each such Sublicensee shall be limited to those due the University hereunder for the practice of such a sublicense.
ARTICLE 9 — INDEMNIFICATION AND INSURANCE
     9.1 The Company’s Indemnification. Throughout the term of this License and thereafter, the Company shall indemnify, defend and hold the University harmless from all third party suits, actions, claims, liabilities, demands, damages, losses or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of the manufacture, use, lease, sale, or other disposition of a Product by the Company, including, without limitation, breach of contract and warranty and product liability claims relating to a Product.

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     9.2 The University’s Indemnification. Subject to the limitations on liability set forth in article 11 hereof, throughout the term of this License and thereafter, the University shall indemnify, defend and hold the Company harmless from all suits, actions, claims, liabilities, demands, damages, losses or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of the University’s breach of the express warranties set forth in Section 10.2 hereof.
     9.3 The Company’s Insurance.
          9.3.1 No later than [****], the Company shall maintain in full force and effect comprehensive general liability (CGL) insurance, with single claim limits of $[****] or more. Such insurance policy shall include coverage for claims that may be asserted by the University against the Company under Section 9.1 hereof and for claims by a third party against the Company or the University arising out purchase or use of a Product. Such insurance policy shall name the University as an additional insured. Upon receipt of the University’s written request, the Company shall deliver to the University a copy of the certificate of insurance for such policy.
          9.3.2 The provisions of Section 9.3.1 hereof shall not apply if the University agrees in writing to accept the Company’s self-insurance plan as adequate insurance.
ARTICLE 10 — WARRANTIES
     10.1 Authority. Each party represents and warrants to the other party that it has full corporate power and authority to execute, deliver and perform this License, and that no other corporate proceedings by such party are necessary to authorize the party’s execution or delivery of this License.
     10.2 Exclusive Rights. The University represents and warrants that (i) to the best of its knowledge, the University is the sole and exclusive owner of all right, title and interest in and to the Licensed Patent Rights; (ii) the Licensed Patent Rights are free and clear of any lien, encumbrance, security interest or restriction on license; (iii) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the Licensed Patent Rights, or any portion thereof, inconsistent with the license granted to the Company herein; (iv) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed Patent Rights.
     10.3 Disclaimers.
          10.3.1 EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 10.1 AND 10.2 HEREOF, THE UNIVERSITY DISCLAIMS AND EXCLUDES ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING THE TECHNOLOGY, THE PATENT(S), THE PATENT APPLICATION(S) AND ANY PRODUCTS INCORPORATING THE TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE.

*	Certain information on this page has been omitted and filed separately with the commision. Confidence treatment has been requested with respect to the omitted portions.

          10.3.2 The University expressly disclaims any warranties and makes no representations:
               (i) that the Patent Applications will be approved or that a Patent will issue;
               (ii) concerning the validity or scope of any Patent; or
               (iii) that the manufacture, use, sell, lease or other disposition of Products will not infringe a third party’s patent or violate its intellectual property rights.
ARTICLE 11 — DAMAGES
     11.1 Remedy Limitation. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR (A) PERSONAL INJURY OR PROPERTY DAMAGES OR (B) LOST PROFITS, LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER RELIANCE OR EXPECTANCY, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND.
     11.2 Damage Cap. IN NO EVENT SHALL THE UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT EXCEED THE AMOUNT OF ROYALTIES PAID TO THE UNIVERSITY UNDER SECTION 5.1 OF THIS LICENSE. THIS LIMITATION SHALL APPLY TO CONTRACT , TORT AND ANY OTHER CLAIM OF WHATEVER NATURE.
ARTICLE 12 — MISCELLANEOUS PROVISIONS
     12.1 Amendment and Waiver. This License may be amended from time to time only by a written instrument signed by the parties hereto. No term or provision of this License shall be waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver of a breach shall be deemed to be a waiver of a different or subsequent breach.
     12.2 Assignment. Except as provided in Section 3.1.1 of this License, the Company shall not assign its interest under this Agreement, unless the University consents to the assignment. Any Agreement or assignment attempted to be made in violation of this section shall be void. This Agreement shall inure to the benefit of the Company and the University and their respective permitted assignees and sublicensees.
     12.3 Applicable Law. The internal laws of the state of Minnesota shall govern the validity, construction and enforceability of this License, without giving effect to the conflict of laws principles thereof.

     12.4 Confidentiality. The parties acknowledge that the University is subject to the terms and provisions of the Minnesota Government Data Practices Act, Minnesota Statutes, §13.01 et seq. (the “Act”). The parties further acknowledge that the Act requires, with certain exceptions, the University to permit the public to inspect and copy any information which the University shall have collected, created, received, maintained, or disseminated. The parties further acknowledge that in connection with the performance of this License, the Company may deliver to the University certain information (“Trade Secret Information”) which the Company deems proprietary and confidential. In the event the University receives a request under the Act for the inspection of any Trade Secret Information, the University shall promptly notify the Company of such request and shall refuse to disclose the Trade Secret Information. In no event shall the University be required to commence or defend any action to prohibit the inspection and copying of any Trade Secret Information. The Company shall defend, indemnify, and hold harmless the University and each of its regents, officers, employees and agents from and against any claim, suit, demand, or expense (including reasonable attorneys’ fees and investigation expenses) that arose out of or related to the Company’s request the University refuse to divulge any Trade Secret Information. The Company for itself and its employees and agents hereby waives any claim or cause of action of whatever nature against the University and each of its regents, officers, employees, and agents that arose out of or related to a request to inspect or copy any Trade Secret Information. In no event shall the University be liable to any person for any expenses or damages, including, but not limited to, consequential, special, or incidental damages or lost profits, in connection with the inspection or copying of any Trade Secret Information.
     To the extent permitted by law, the University shall hold in confidence and disclose only to University employees who need to know the Reports described in Section 5.3 hereof and the records inspected pursuant to Section 5.4 hereof. No provision of this License shall prohibit, limit, or condition the University’s right to use and disclose any information in connection with enforcing this License, in court or elsewhere.
     12.5 Consent and Approvals. Except as otherwise expressly provided, all consents or approvals required under the terms of this License shall be in writing and shall not be unreasonably withheld or delayed.
     12.6 Construction. The headings preceding and labeling the sections of this License are for the purpose of identification only and shall not in any event be employed or used for the purpose of construction or interpretation of any portion of this License. As used herein and where necessary, the singular shall include the plural and vice versa, and masculine, feminine and neuter expressions shall be interchangeable.
     12.7 Enforceability. If a court of competent jurisdiction adjudges a provision of this License unenforceable, invalid or void, such determination shall not impair the enforceability of any of the remaining provisions hereof and such provisions shall remain in full force and effect.
     12.8 Entire Agreement; No Third Party Beneficiaries. This License (including all attachments, exhibits and amendments hereto) is intended by the parties as the final and binding expression of their contract and agreement and as the complete and exclusive statement of the terms thereof. This Agreement cancels, supersedes and revokes all prior negotiations, representations and agreements among the parties, whether oral or written, relating to the subject matter of this Agreement.
     No provision of this Agreement, express or implied, is intended to confer upon any person other than the parties to this Agreement any rights, remedies, obligations, or liabilities hereunder.
     12.9 Language and Currency. Unless otherwise expressly provided in this License, all notices, reports and other documents and instruments that a party hereto elects or is required by the terms of this License to deliver to the other party hereto shall be in English, and all notices, reports and other documents and instruments detailing revenues and earned under this License or expenses chargeable to a party hereto shall be United States dollar denominated.
     12.10 Notices/Administration. All notices, requests and other communications that a party is required or elects to deliver shall be in writing and shall be delivered personally or by facsimile (provided such delivery is confirmed) or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other party at its address set forth below or to such other address as such party may hereafter designate by notice given pursuant to this section:

If to the University:	Patent and Technology Marketing
University of Minnesota
University Gateway Center, Suite 450
200 Oak Street S. E.
Minneapolis, MN 55455
Facsimile No.: (612) 624-6554

If to the Company:	Maxygen, Inc.
515 Galveston Drive
Redwood City, CA 94063
Attention: General Counsel
Facsimile No.: (650) 298-5803
     12.11 Relationship of Parties. In entering into, and performing their duties under, this License, the parties are acting as independent contractors and independent employers. No provision of this License shall create or be construed as creating a partnership, joint venture, or agency relationship between the parties. No party shall have the authority to act for or bind the other party in any respect.
     12.12 Survival. Immediately upon the termination or expiration of this License, except for certain rights granted for the Post-termination Period described in Section 8.3 hereof, all the Company’s rights under this License shall terminate; provided, however, the obligations of the Parties that have accrued prior to the effective date of termination or expiration of this License (e.g., the Company’s obligation to report and make payments on Net Sales and to reimburse the University for costs) and the obligations specified in Sections 5.4 of the License shall survive.

     12.13 Collection Costs and Attorneys’ Fees. If a party shall fail to perform an obligation or otherwise breaches one or more of the terms of this License, and such breach is not due in whole or part to the acts or omissions of the non-breaching party, the other party may recover from the non-performing breaching party all its costs (including actual attorneys’ and investigative fees) to enforce the terms of this License.
     12.14 Arbitration. The University and the Company agree that any dispute or controversy between the parties arising out of or relating to this Agreement (excepting any dispute relating to the validity, enforceability or infringement of any patent) shall be finally settled by binding arbitration in Denver, Colorado, under the then-current Commercial Agreement Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by one (1) arbitrator who is a former federal or state court judge, appointed in accordance with such Rules. The arbitrator shall determine what discovery will be permitted, based on the principle of limiting the cost and time which the parties must expend on discovery; provided, the arbitrator shall permit such discovery as the arbitrator deems necessary to achieve an equitable resolution of the dispute. The decision and/or award rendered by the arbitrator shall be written, final and non-appealable and may be entered in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. The costs of any arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys and expert fees. The decision of the arbitrator shall be finalized within a one (1) year time period from the date of submission to arbitration unless otherwise agreed upon by both parties. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrator, and the arbitrator shall not order termination of the agreement for breach unless such breach is not cured and disputed or suspended performance is not completed within a reasonable time (as determined by the arbitrator) following the final decision of the arbitrator.
     IN WITNESS WHEREOF, the parties have caused this License to be duly executed by their respective authorized representatives.
REGENTS OF THE UNIVERSITY OF MINNESOTA

By:	/s/ Michael F. Moore

Michael F. Moore
Director of Health Technologies
MAXYGEN, INC.

By:	/s/ Russel J. Howard

Russel J. Howard
Chief Executive Officer

SCHEDULE A
1. Patent and Patent Applications.
     (a) The following Patents issued prior to the Effective Date of this License:

Maxygen Share
Patent	Issued	of Patent Costs
[****]	[****]	[****]
[****]	[****]	[****]
     (b) The following Patent Applications:

Maxygen Share
Patent Application No.	Filed	of Patent Costs
[****]	[****]	[****]
[****]	[****]	[****]

[****]	[****]	[****]
[****]	[****]	[****]

[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]

[****]	[****]	[****]
[****]	[****]	[****]

[****]	[****]	[****]
[****]	[****]	[****]
     (c) The following Patent Applications:

Maxygen Share
Patent Application No.	Filed	of Patent Costs
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
     and with respect to each of (a), (b) and (c) above, all divisions (including, without limitation, any divisional of U.S. Patent Application Serial No.[****]), continuations, continuations-in-part, patents of addition, and substitutions of, such Patent Applications, all

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Patent Applications claiming priority from such patent applications and all Patents issuing on any of such Patent Applications and all foreign-counterparts of any of the preceding.
In each case, the Company shall be obligated to pay the specified proportion of patent costs only if the particular Patent Application or Patent contains claims directed to [****].
2. Field of Use.
     (A) [****]; and
     (B) [****];
in each case, with the further proviso [****].
3. Sublicense Rights. The Company may grant and authorize sublicenses of the Licensed Patent Rights, provided each such sublicensee shall agree in writing to be bound by terms and conditions not inconsistent with the terms and conditions of this Agreement.
4. Reimbursement of Patent Prosecution Costs.
     (a) Incurred Pre-license. The Company shall pay to the University $[****] in reimbursement of certain patent prosecution costs incurred with regard to the Licensed Patent Rights prior to the Effective Date of this License.
     (b) Incurred During the Term of the License. With regard to the Patent Applications and Patents described in Section [****] of this Schedule A, the Company shall reimburse the University for a share of the University’s total costs and expenses (including legal expenses) incurred after the Effective Date during the term of this License Agreement to prosecute and to maintain the Patents and Patent Application(s) under Section [****] of Schedule A in accordance with the percentage of related costs as set forth for each Patent or Patent Application in such subsections. With regard to the Patent Applications and Patents listed in Section [****] of this Schedule A, in each case, the applicable percentage of related costs set forth in Section [****] of this Schedule A, the Company shall pay costs and expenses incurred from the date of filing and during the term of this License Agreement to prosecute such Patent Application(s) and to maintain such Patent(s).
In addition, Company agrees to reimburse the University for reasonable, documented costs incurred by the University for reviewing and amending the License Agreement and entering into this Amended and Restated Agreement, which amount shall in no event exceed $[****].
5. Payments to the University.
     (a) Up-front Payment: $[****]
     (b) Royalties:

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          (1) Rate. Royalties will be due on a Product-by-Product basis on annual Net Sales of the applicable Product, as follows:
               (i) [****]% for annual Net Sales up to $[****]
               (ii) [****]% for those annual Net Sales from $[****]-[****]
               (iii) [****]% for those annual Net Sales from $[****]-[****]
               (iv) [****]% for those annual Net Sales over $[****]
          (2) Royalty on Pending or Valid Claims. The royalties set forth in Section 5(b)(1) above shall only be due with regard to Products within the scope of a pending Valid Claim in an application and/or issued Valid Claims of a patent in the country such Products are made or sold.
          (3) Royalty Term. The obligation of the Company to pay royalties under this Agreement shall continue on a Product by Product and country-by-country basis, for so long as there exists an issued Valid Claim covering such Product in the country of manufacture or sale.
          (4) One Royalty; Non-Royalty Sales. Only one royalty shall be paid to the University with respect to a particular Product subject to royalties under this Section 5(b), without regard to whether more than one Valid Claim within the Licensed Patents is applicable to such Product. It is understood that royalties shall only be payable under this Agreement with respect to Products the manufacture, sale or use is within the scope a Valid Claim within the Licensed Patents in the country for which such Product is made or sold. In no event shall more than one royalty be due hereunder with respect to any Product unit. It is understood that no royalty shall be due to the University with respect to sales or other transfers of Products for use as samples, in research and development, clinical trials, compassionate sales, or indigent programs.
          (5) Combination Products. In the event that a Product is sold in combination as a single product with another product, active component or ingredient whose sale and use are not covered by a Valid Claim of the Product in the country for which the combination product is sold, Net Sales from such sales for purposes of calculating the amounts due under Section 5(b)(1) above shall be calculated by multiplying the Net Sales of that combination by the fraction A/(A + B), where A is the gross selling price of the Product sold separately and B is the gross selling price of the other product, active component or ingredient sold separately. In the event that no such separate sales are made by the Company or its sublicensee, Net Sales for royalty determination shall be as reasonably allocated by the Company between such Product and such other product, active component or ingredient, based upon their relative importance and proprietary protection.
          (5) Third Party Obligations. If the Company or its sublicensees pay a third party to obtain a license to intellectual property rights or other technologies which the Company, or its Sublicensee, in its reasonable judgment, determines are necessary or useful to make, use or

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sell a Product, the Company may offset up to a maximum of [****] of such amounts against royalties due to the University under this Agreement.
     (c) Milestone Payments. The Company will make milestone payments to the University as follows for the first Product:
$[****] upon filing of the first IND
$[****] upon initiation of the first Phase III clinical trial
$[****] upon approval of the first BLA
     (d) Annual License Fee: $[****] due each anniversary of the Effective Date during the Term of the Agreement.
     (e) Additional Payment: $[****] payable in two equal installments of $[****], with the first such installment due following the Amendment Date, and the second installment due following the first anniversary of the Amendment Date, in each case, within [****] days following the receipt of an invoice for the applicable amount.
6. Territory. [****].

*	Certain information on this page has been omitted and filed separately with the commision. Confidence treatment has been requested with respect to the omitted portions.

EXHIBIT B
Form of Report